                                                                    EXHIBIT 3.47


                                     BYLAWS

                                       OF

                          JEFFERSON CASINO CORPORATION

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                                  ARTICLE I.
                                  ----------
                                    Offices
                                    -------

Section 1.  Principal Office.
            ----------------
          The principal office and the executive office of the corporation shall be at 711 Casino Magic Drive in the City of Bay Saint Louis, County of Hancock, State of Mississippi.

Section 2.  Other Offices.
            --------------

          The corporation may also have offices in such other places, both within and without the State of Louisiana, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.
                                  -----------
                                 Shareholders
                                 ------------

Section 1.  Annual Meeting.
            ---------------

          An annual meeting of the shareholders, commencing with the year 1994, shall be held on the 1st day of March of each year, at 10:00 o'clock a.m., for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. If the election of Directors is not held on the day designated herein for any annual meeting of the shareholders or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be done.

Section 2.  Special Meeting.
            ----------------

          Special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President or by the Board of Directors, and shall be called by the President at the written request of the holders of a majority of all of the outstanding shares of the corporation, entitled to vote at the meeting.

Section 3.  Place of Meeting.
            -----------------

          The Board of Directors may designate any place, either within or without the State of Louisiana, as the place of meeting for the annual meeting for any special meeting called by the Board of Directors; provided, however, that if the special meeting is called at the written request of shareholders, the meeting shall be held at the registered office of the corporation. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any place, either within or without the State of Louisiana, as the place for the holding of such meetings. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Louisiana.

Section 4.  Notice of Meetings.
            -------------------

          Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid. If the meeting is called by written request of the shareholders, the date of the meeting shall be not less than 15 nor more than 60 days after receipt of request.

Section 5.  Record Dates.
            -------------

          For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for any such determination, such date in any case to be not more than 60 days, and in the case of a shareholder's meeting not less than 10 days, prior to the date on which the particular action requiring determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination.

Section 6.  List of Stockholders.
            ---------------------

          Prior to every election of Directors, a complete list of shareholders having voting power present or represented by proxy shall decide any question brought before the meeting unless the question is one which by express provisions of the statutes of Louisiana or the Articles of Incorporation of the corporation or by these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7.  Proxy.
            ------

          At all shareholders' meetings, each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by a written instrument subscribed by

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such shareholder and bearing a date not more than three years prior to the meeting, unless the instrument specifically provided for a longer period.

                                 ARTICLE III.
                                 ------------
                                   Directors
                                   ---------

Section 1.  General.
            --------

          The property and business of the corporation shall be managed by a Board of Directors exercising all powers of the corporation and empowered to do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 2.  Number of Directors.
            --------------------

          The Board shall consist of not less than three (3) or more than seven
(7) Directors; provided that if there are less than three shareholders of the corporation, the number of Directors may be the same as the number of shareholders. Except as hereinabove provided, the Directors shall be elected at the annual meeting, or at a special meeting called for that purpose, and each Director so elected shall hold office for a period of one year or until his successor shall be entitled to vote at the election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open for examination by any shareholder at the corporation's principal office during the ten days immediately preceding the election and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder.

Section 3.  Business.
            ---------
          Business transacted at all special meetings of shareholders shall be confined to the objects stated in the call.

Section 4.  Quorum.
            -------

          The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present or represented by proxy, shall be requisite for and shall constitute a quorum at all shareholders' meetings for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation, or by these By-Laws. If less than a majority of the outstanding shares are represented at a meeting, however, a majority of the outstanding shares so represented may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting where a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 5.  Vote.
            -----

          When a quorum is present at a meeting, the vote of the holders of a majority of the stock elected and shall qualify. Directors need not own stock.

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Section 6.  Vacancies.
            ----------

          If any vacancies occur in the Board caused by death, resignation, retirement, disqualification, or removal from office of any director, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, and the directors so chosen shall hold office until the next annual election and until their successor are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filing any vacancy, the directors then in office shall constitute less than a majority of the whole Board, the proper court may, upon application of any shareholder or shareholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill such vacancies, or to replace the directors chosen by the directors then in office.

                              MEETING OF THE BOARD
                              --------------------

Section 7.  Place.
            ------
          The Directors of the corporation may hold their meetings, both regular and special, either within or outside the State of Louisiana.

Section 8.  First Meeting.
            --------------

          The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting provided a quorum shall be present; or, the Directors may meet in such place, and at such time, as shall be fixed by the consent in writing of all the said Directors.

Section 9.  Regular Meetings.
            -----------------
          Regular meetings of the Board may be held without notice at such time and place as shall be from time to time determined by the Board.

Section 10.  Special Meetings.
             -----------------

          Special meetings of the Board may be called by the President on 48 hours notice to each Director, either personally or by mail or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two Directors.

Section 11.  Quorum.
             -------

          At all meetings of the Board, a majority of the Directors shall constitute a quorum for transaction of business, except as otherwise provided by statute or in the Articles of Incorporation of the corporation. If less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice until a majority is present.

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Section 12.  Vote.
             -----
          The affirmative vote of a majority of the Directors shall be required for any act of the Board of Directors.

Section 13.  Compensation.
             -------------

          By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a regular sum fixed by them for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 14.  Written Consent.
             ----------------

          Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                            COMMITTEES OF DIRECTORS
                            -----------------------

Section 15.  Designation.
             ------------

          The Board of Directors may, be resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided in said resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be fixed to all papers which may require it. Any such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 16.  Minutes.
             --------
          The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

                                  ARTICLE IV.
                                  -----------
                                    Notice
                                    ------

Section 1.  Method.
            -------

          Whenever notice is required to be given by any Director or shareholder under provisions of the laws of Louisiana or of the Articles of Incorporation of the corporation or of these By-Laws, such notice shall not be construed to mean personal notice, but may be given in writing, by mail, addressed to such Director or shareholder in such address as

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appears on the books of the corporation, and such notice shall be deemed to be given at the time mailed.

Section 2.  Waiver of Notice.
            -----------------

          Whenever any notice is required to be given under the provisions of the laws of Louisiana or of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and such waiver need not specify the purpose of or the business to be transacted at the meeting.

                                  ARTICLE V.
                                  ----------
                                   Officers
                                   --------

Section 1.  Designation.
            ------------

          The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Any two offices may be held by the same person except that no one may hold the offices of President and Treasurer at the same time.

Section 2.  Election.
            ---------

          The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President from among its members, and shall choose one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

Section 3.  Agents.
            -------

          The Board may appoint such agents on behalf of the corporation as it shall deem necessary, for such terms and to exercise such powers and perform such duties as shall be determined from time to time by the Board, and not conflicting with these By-Laws or the Articles of Incorporation of the corporation.

Section 4.  Salaries.
            ---------
          The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 5.  Term.
            -----

          The officers of the corporation shall hold office until their successors are chosen and qualify, unless sooner removed or displaced. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors whenever in their judgment the best interest of the corporation would be served thereby.

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Section 6.  Vacancy.
            --------
          Vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filed by the Board of Directors for the unexpired portion of the terms.

                             CHAIRMAN OF THE BOARD
                             ---------------------

Section 7.  Duties.
            -------

          It shall be the duty of the Chairman of the Board of this corporation, if present, to preside at all meetings of the Board of Directors and the Executive Committee and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by the By-Laws.

                                   PRESIDENT
                                   ---------

Section 8.  Duties.
            -------

          The President shall be the chief executive officer of the corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all shareholders' meetings and shall be an ex-officio member of all standing committees. He shall have general and active management of the business of the corporation and shall see that all order and resolutions of the Board are carried into effect. The president may sign certificates for shares of the corporation and any deeds, mortgages, bonds, contract or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof may be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

                                 VICE-PRESIDENT
                                 --------------

Section 9.  Duties.
            -------

          The Vice-President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                                   SECRETARY
                                   ---------

Section 10.  Duties.
             -------

          The Secretary of the corporation shall attend all shareholders' meetings and Board of Directors' meetings and keep the minutes in one or more books provided for that purpose. He shall also: (1) see that all notices are duly given in accordance with the

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provisions of these By-Laws as required by law; (2) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (3) keep a register containing the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (4) sign, with the President, certificates for shares of stock in the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (5) have general charge of the stock transfer books of the corporation; and (6) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                   TREASURER
                                   ---------

Section 11.  Duties.
             -------

          The Treasurer of the corporation shall have the custody of corporate funds and securities and shall keep belonging to the corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He will also in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by President or by the Board of Directors.

Section 12.  Accounting.
             -----------

          The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and he shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

Section 13.  Bond.
             -----

          If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and of the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ASSISTANTS
                                   ----------

Section 14.  Duties.
             -------

          One or more Assistant Secretaries and/or Assistant Treasurers may be designated and chosen by the Board of Directors and shall have such duties as may be delegated to them by the Board of Directors.

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                                  ARTICLE VI.
                                  -----------
                   Indemnification of Officers and Directors
                   -----------------------------------------

          Any and all directors and officers and former directors and officers of the corporation and any person who may have served at the request of the corporation as a director or officer of another corporation in which the corporation owns shares of capital stock or of which the corporation is a creditor (and the heirs, executors or administrators of any such director or officers or former director or officer or person), shall be indemnified by the corporation against all costs and legal or other expenses, including costs and amounts paid in settlement, reasonably incurred by or imposed upon them, or any of them, in connection with or resulting from any claim, action, suit or proceeding, whether civil or criminal, in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation. Such right of indemnification shall not apply, however, in relation to matters as to which any such director or officer or former director or officer shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty to the corporation or such other corporation, unless the proper court shall determine that despite such adjudication of liability, such officer or director is fairly and reasonably entitled to indemnity for such expense as the court shall deem proper. If any such claim, action, suit or proceeding is settled (whether by agreement entry of judgment by consent, or otherwise), the determination in good faith by the Board of Directors of the corporation that such claim, action suit or proceeding did not arise out of negligence or misconduct in the performance of duty by the director or officer or former director or officer or person indemnified and that such director or officer or former director of officer or person would not be held liable for the claims, suit or proceeding in question, shall be necessary and sufficient to justify indemnification. The right of indemnification herein provided shall not be exclusive under any statute, By-Law, agreement, vote of shareholders, or otherwise.

                                 ARTICLE VII.
                                 ------------
                     Reimbursement of Disallowed Deductions
                     --------------------------------------

          Any payments made to an officer or director of the corporation such as salary, commissions, bonus, interest, rent or expenses which shall be disallowed in whole or in part as a deductible expense of the purpose of corporate tax reporting by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. The Board of Directors shall take all necessary steps to enforce this repayment. In lieu of repayment by the officer or directors the Board of Directors may withhold appropriate amounts from the officer's or director's future compensation until the payment has been recovered; provided that the amount withheld is sufficient to extinguish the indebtedness within five (5) years.

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                                 ARTICLE VIII.
                                 -------------
                             Certificates of Stock
                             ---------------------

Section 1.  Form.
            -----

          Certificates representing shares of stock in the name of the corporation shall be in such forms as determined by the Board of Directors. All certificates shall be signed by, or in the name of the corporation, the President or Vice-President, and by the Secretary or Treasurer. All certificates for such shares shall be consecutively numbered, and the name and address of the person to whom the shares represented thereby are issued, together with the name of shares and date of issue shall be entered on the stock transfer books of the corporation.

Section 2.  Transfer Agents, Registrars.
            ----------------------------

          Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or, (2) by a register other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3.  Lost Certificates.
            ------------------

          Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmative of that fact and shall give the corporation a bond, in such sum as the Board of Directors may require to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate. The Board of Directors may accept the affiant's personal bond if it should appear that he possesses unencumbered property of sufficient value to assure indemnification. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed shall then be issued.

Section 4.  Transfer of Stock.
            ------------------

          Upon surrender to the corporation or the transfer agent of the corporation of this certificate for share, duly executed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction on its books.

Section 5.  Holder.
            -------

          The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the party of any other

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person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Louisiana.

                                  ARTICLE IX.
                                  -----------
                               General Provisions
                               ------------------

Section 1.  Dividends.
            ----------

          Dividends upon the capital stock of the corporation, subject to any provisions of the Articles of Incorporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 2.  Reserve for Contingencies.
            --------------------------

          Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors may from time to time, in their discretion, deem proper as a reserve fund to meet contingencies or for repairing or maintaining the property of the corporation, or for such purposes as the Directors shall deem to be in the best interest of the corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Fiscal Year.
            ------------

          The fiscal year of the corporation shall begin on the first day of January, and end on the 31st day of December of each year.

Section 4.  Checks.
            -------

          All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates.

Section 5.  Corporate Seal.
            ---------------

          The corporation shall not adopt a corporate seal and no seal shall be necessary to authenticate any action of the corporation.

                                   ARTICLE X.
                                   ----------
                                   Amendments
                                   ----------

          These By-Laws may be altered, amended, or repealed and new By-Laws adopted by two-thirds (2/3) affirmative vote of the shareholder voting power or by the written consent of the shareholders possessing this power.

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                                  CERTIFICATE
                                  -----------

          I CERTIFY that the foregoing By-Laws were adopted by the sole member of the Board of Directors of this corporation by written action on the 3rd day of May, 1994.



                              ---------------------------------
                              Roger H. Frommelt, Secretary

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